Exhibit 99.1
Rexford Industrial Implements CEO Succession Plan

Chief Operating Officer Laura Clark to Succeed Howard Schwimmer and Michael Frankel
as Chief Executive Officer Effective April 1, 2026

Los Angeles, California — November 18, 2025 — Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust (“REIT”) focused on creating value by investing in and operating industrial properties throughout infill Southern California, today announced that the Rexford Industrial Board of Directors has implemented its leadership succession plan.

Laura Clark, Rexford Industrial’s Chief Operating Officer, will serve as Chief Executive Officer effective April 1, 2026, and was appointed as a member of the Company’s Board of Directors effective November 17, 2025. Ms. Clark will succeed Michael Frankel and Howard Schwimmer, both of whom will depart from their roles as Co-CEOs effective March 31, 2026. Mr. Schwimmer and Mr. Frankel will continue to serve as directors on the Board until their terms expire at the Company’s 2026 Annual Meeting of Shareholders.

Ms. Clark is a recognized real estate executive with more than two decades of finance and operational experience in the industry. She joined Rexford Industrial as Chief Financial Officer in 2020 and was appointed Chief Operating Officer in 2024. Prior to joining Rexford Industrial, Ms. Clark held various leadership positions at Regency Centers, a publicly-traded retail REIT. Additionally, she held leadership roles across various institutions in real estate capital markets, equity research and investment management.

Tyler Rose, Chairman of the Board of Directors, said, “This transition is the culmination of the Board’s multi-year succession planning process that will ensure a seamless handoff of leadership responsibilities. The Board is confident that Laura is the right executive to lead the Company through the execution of its go-forward strategy. She has demonstrated exceptional strategic vision and a passionate commitment to operational excellence, financial discipline and team building. Given her significant qualifications and intimate knowledge of the Company and its assets, we are confident Laura is uniquely suited to serve as Rexford Industrial’s next CEO.”

“On behalf of everyone at Rexford Industrial, I want to extend our deep gratitude to Michael and Howard for their invaluable contributions and leadership as Co-CEOs,” Mr. Rose continued. “As co-founders, Howard and Michael drove Rexford’s growth from 5.5 million square feet of industrial property, with an equity market capitalization of $406 million at the time of our 2013 IPO, into an irreplaceable, best-in-class, 51-million-square-foot industrial property portfolio with a nearly $10 billion equity market capitalization today. Over the same period, the Rexford team grew annual revenue to nearly $1 billion. Thanks to the creative, hard work of Michael, Howard and the exceptional Rexford team, the Company is well-positioned for future success.”

“It has been a privilege to establish and lead Rexford Industrial,” said Co-CEOs Michael Frankel and Howard Schwimmer. “We’re proud of the Rexford team that has enabled the Company’s entrepreneurial approach to creating value, and we’re excited about Rexford’s ongoing opportunity to create significant value for shareholders.”

“I am honored to lead Rexford Industrial into the future,” said Laura Clark. “I am energized by the opportunities ahead as we advance our differentiated value creation strategy through a refreshed lens, including implementing new actions to reform our capital allocation approach and driving operational efficiency across the organization to enhance value for shareholders. I want to thank Michael and Howard for their leadership and look forward to this next chapter for Rexford Industrial."

Actions to Further Enhance Shareholder Value

In a separate press release issued today, the Company announced its strategic and financial priorities to enhance shareholder value as well as updates to the Board of Directors.

About Laura Clark

Ms. Clark joined Rexford Industrial as Chief Financial Officer in 2020 before being appointed Chief Operating Officer in 2024. Prior to Rexford Industrial, she served as Senior Vice President, Capital Markets at Regency Centers, a publicly-traded retail REIT and S&P 500 Index member. Prior to that, Ms. Clark was the Vice President, Financial Services at Regency Centers overseeing all operational analysis, budgeting and reporting for the company's West region. Earlier in her career, she held roles in institutional sales and equity research at Green Street Advisors, served as Vice President, Capital Markets at Iron Tree Capital and as Vice President at Inland Capital Markets Group. Ms. Clark is a Chartered Financial Analyst (CFA), holds a Bachelor of Science degree in finance from DePaul University in Chicago and earned her Master of Business Administration degree from Ball State University.

About Rexford Industrial

Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation over the long term. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. As of September 30, 2025, Rexford Industrial’s high-quality, irreplaceable portfolio comprised 420 properties with approximately 50.9 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit rexfordindustrial.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, they are not guarantees of future performance. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other filings with the Securities and Exchange Commission. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contacts

Michael Fitzmaurice
Chief Financial Officer
(714) 735-7554
mfitzmaurice@rexfordindustrial.com

Mikayla Lynch
Director, Investor Relations and Capital Markets
(424) 276-3454
mlynch@rexfordindustrial.com